EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 28, 2020, relating to the consolidated financial statements of IGEN Networks Corp., as of December 31, 2019 and 2018, and for the years then ended which are contained in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Hall & Company

Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

September 9, 2020